UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 1, 2007
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	000-50056 (Commission file number)	05-0527861 (I.R.S. employer identification number)

4200 STONE ROAD KILGORE, TEXAS (Address of principal executive offices)	75662 (Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 1, 2007, the general partner of Martin Midstream Partners L.P. (the “Partnership”) approved and executed Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of the Partnership. This amendment allows the Partnership’s securities to become eligible for book-entry in a direct registration system in accordance with NASDAQ Marketplace Rules. This amendment is filed as an exhibit to this Current Report and is incorporated into this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure.
     On November 2, 2007, the Partnership issued a press release announcing that it plans to publicly release its financial results for the third quarter ended September 30, 2007, after the market closes on Tuesday, November 6, 2007 and to file its Quarterly Report on Form 10-Q for such quarter with the Securities Exchange Commission at the same time. In addition, the Partnership announced that an investors’ conference call to review the third quarter results will be held on Wednesday, November 7, 2007, at 8:30 a.m. Central Time.
     A copy of the press release is furnished as an exhibit to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT
NUMBER		DESCRIPTION
3.1	—	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Martin Midstream Partners L.P., dated November 1, 2007.
99.1	—	Press release dated November 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.
	By:	Martin Midstream GP LLC,
Its General Partner

Date: November 2, 2007	By:	/s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
3.1	—	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Martin Midstream Partners L.P., dated November 1, 2007.
99.1	—	Press release dated November 2, 2007.